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                                                                      Exhibit 16


                            Schedule of Computation
                           of Performance Quotations


Papp America-Pacific Rim Fund, Inc.
Total Return Calculation
As of December 31, 1997

                       Net Asset Value                                                                                  Annualized
Beginning               Per Share at             Shares     Net Asset Value                                              Average
   of      Principal     Beginning    Shares    at End      Per Share at    Redemption Value Total    Total              Total
 Period     Invested      of Period   Acquired  of Period    End of Period    End of Period   Return  Return %  Months   Return %
 ------     --------      ---------   --------  ---------    -------------    -------------   ------  --------  ------   --------
3/14/97     $1,000.00   $10.00          100      100.000        $12.10         $1,211.00       211.1   21.1%     9 1/2    21.1%